UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2016

Global Net Lease, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-37390	45-2771978
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Global II Letter Agreement

On August 8, 2016, Global Net Lease, Inc. (“GNL”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with, among others, American Realty Capital Global Trust II, Inc., (“Global II”), providing for the merger of Global II into a subsidiary of GNL, subject to approval by GNL’s stockholders and Global II’s stockholders.

On December 16, 2016, Global II entered into a letter agreement (the “Letter Agreement”) with American Realty Capital Global II Advisors, LLC (the “Advisor”), Global II’s advisor, and AR Global Investments, LLC (“AR Global”), the parent of the Advisor, in relation to the Advisor’s reimbursement of certain organization and offering costs incurred by Global II in its initial public offering (the “IPO”) that exceeded 2.0% of gross offering proceeds in the IPO. As previously disclosed by Global II, the IPO was suspended in November 2015 and lapsed in accordance with its terms in August 2016 and, accordingly, Global II ’s board of directors and the Advisor have been engaged in discussions regarding the payment of such excess organization and offering costs totaling $6.3 million (the “Excess Amount”). The Letter Agreement was negotiated on behalf of Global II, and approved, by the independent directors of Global II.

The Letter Agreement provides for reimbursement of the Excess Amount to Global II through (1) the tender of 66,344 Class B units of limited partnership interest of American Realty Capital Global Trust II Operating Partnership, L.P., Global II’s operating partnership, previously issued to the Advisor as payment in lieu of cash for its provision of asset management services, and (2) the payment of the balance of the Excess Amount in equal cash installments over an eight month period.  The balance of the Excess Amount to be repaid will be determined using a valuation for each Class B unit of (i) if the merger (the “Merger”) of Global II into a subsidiary of GNL is consummated, 2.27 times the 30-day volume weighted average price of each share of common stock of GNL on the date of the consummation of the Merger, or (ii) if the Merger is terminated, $22.50 (the price at which the Class B units were initially issued to the Advisor reflecting the IPO purchase price minus selling commissions and fees).

AR Global has unconditionally and irrevocably guaranteed the Advisor’s obligations to repay the monthly installments.

Additional Information About the Proposed Transaction and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed transaction, GNL and Global II filed a joint proxy statement/prospectus with the SEC on November 8, 2016. BOTH GNL’S AND GLOBAL II’S STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO), AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors may obtain free copies of the joint proxy statement/prospectus and other relevant documents filed by GNL and Global II with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov.

Copies of the documents filed by GNL with the SEC are also available free of charge on GNL’s website at www.globalnetlease.com and copies of the documents filed by Global II with the SEC are available free of charge on Global II’s website at www.arcglobal2.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2016	By:	/s/ Scott J. Bowman
		Name:	Scott J. Bowman
		Title:	Chief Executive Officer and President